Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23689, Form S-8 No. 333-32007, Form S-8 No. 333-70781, Form S-8 No. 333-123984 and Form S-3 No. 333-140286) of our report dated April 1, 2007, relating to the financial statements of Super Vision International, Inc. which appears in this Annual Report on Form 10-KSB for the year ending December 31, 2006.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida

April 1, 2007